                                                                   Exhibit 10.18
                           FIRST AMENDMENT TO LEASE
                           ------------------------


     This First Amendment to Lease (the "Agreement") is made and entered into as of June 17, 1999 by and between SEAPORT CENTRE ASSOCIATES, LLC, a California limited liability company ("Landlord") and PHONE.COM, INC., a Delaware corporation, formerly know as Unwired Planet, Inc. ("Tenant").

                                    Recitals
                                    --------


     A. Landlord and Tenant entered into a Lease dated March 10, 1998 (the "Lease") by which Tenant leases from Landlord Building 15 containing approximately 40,795 rentable square feet (the "Existing Premises") located at 800 Chesapeake Drive, Redwood City, California in a project known as Seaport Centre Phase Three (West) (the "Project"). Capitalized terms not otherwise defined in this Agreement shall have the meaning given them in the Lease.

     B. The Term of the Lease is scheduled to expire on May 31, 2006 (the "Expiration Date").

     C. Tenant desires to lease additional space in the Project. Landlord and Tenant desire to amend the Lease to provide for Tenant to lease Building 16 (the "Additional Building") containing approximately 24,600 rentable square feet (the "Additional Space"), located at 600 Chesapeake Drive, Redwood City, California, subject to the terms and conditions set forth in this Agreement. The approximate configuration and location of the Additional Space is shown on Exhibit A attached hereto.

     NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.   Leasing of Additional Space. Commencing upon the date of this Agreement,
     ---------------------------
     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Space, subject to the different rent commencement dates for different portions of the Additional Space, as hereinafter provided. Tenant is considering occupying the Additional Space in phases (the "Phase 1 Space") and (the "Phase 2 Space"). As of the date of this Agreement Tenant has not made a final decision as to whether Tenant will in fact occupy (x) different phases of the Additional Space at different times, or (y) the entire Additional Space at one time. From and after the date of this Agreement the parties agree that for all purposes under the Lease, the "Premises" shall contain approximately 65,395 rentable square feet.

2.   Term for Additional Space and Possession. If Tenant elects to occupy the
     ----------------------------------------
     Additional Space in phases, then the configuration and location of the Phase 1 and Phase 2 will be shown on the Construction Documents (as defined in the Construction Rider attached as Exhibit B attached hereto). Tenant's obligation to pay Base Rent and Additional Rent for the Phase 1 Space shall commence on the Phase 1 Rent Commencement Date (as hereinafter defined), and shall continue until the Expiration Date. Tenant's obligation to pay Base Rent and Additional Rent for the for the Phase 2 Space shall commence on the Phase 2 Rent Commencement Date (as hereinafter defined), and shall continue until the Expiration Date. The "Phase 1 Rent Commencement Date" shall be the date on which Landlord tenders possession of the Phase 1 Space to Tenant with all of Landlord's construction obligations, if any, "Substantially Completed" in the Phase 1 Space, as provided in the Construction Rider attached as Exhibit B (the "Construction Rider") or, in the event of any "Tenant Delay," as defined in the Construction Rider, the date on which Landlord could have done so had there been no such Tenant Delay. The "Phase 2 Rent Commencement Date" shall be the date on which Landlord tenders possession of the Phase 2 Space to Tenant with all of Landlord's construction obligations, if any, "Substantially Completed" in the Phase 2 Space, as provided in the Construction Rider or, in the event of any "Tenant Delay" the date on which Landlord could have done so had there been no such Tenant Delay. The date Tenant anticipates occupying the Phase 1 Space is on or about September 1, 1999 (the "Scheduled Phase 1 Rent Commencement Date"). The date Tenant anticipates occupying the Phase 2 Space is on or about October 15, 1999 (the "Scheduled Phase 2 Rent Commencement Date"). Provided that Tenant delivers the Space Plan and the Final Construction Documents to Landlord within the times specified in the Construction Rider, Landlord agrees to use reasonable due diligence to deliver the Phase 1 Space and the Phase 2 Space to Tenant on the respective Scheduled Rent Commencement Dates; provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Phase 1 Space and the Phase 2 Space are not ready for occupancy by their respective Scheduled Rent Commencement Dates. When the Phase 1 Rent Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Phase 1 Rent Commencement Date in writing. When the Phase 2 Rent Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Phase 2 Rent Commencement Date in writing.

3.   Existing Tenant. The Additional Space has been occupied by an existing
     ---------------
     tenant ("Existing Tenant") which was in holdover beyond the expiration of its lease. The Existing Tenant has vacated the Additional Space.

4.   Base Rent and Additional Rent for the Additional Space. In addition to the
     ------------------------------------------------------
     Base Rent payable by Tenant for the Existing Premises, Tenant shall pay Base Rent for the Additional Space in accordance with the provisions of the Lease and this Paragraph 4. Base Rent and Additional Rent for the Phase 1 Space shall commence on the Phase 1 Rent Commencement Date and shall continue through the Expiration Date. Base Rent and Additional Rent for the Phase 2 Space shall commence on the Phase 2 Rent Commencement Date and shall continue through the Expiration Date. The following is the schedule of Base Rent for the Additional Space, which shall be payable by Tenant in accordance with the provisions of the Lease:

             Months following Phase 1        Monthly Base Rent per
             ------------------------        ---------------------
             Rent Commencement Date:         Rentable Square Foot:
             -----------------------         ---------------------
                  Months 01 -12:                     $2.45
                  Months 13 -24:                     $2.52
                  Months 25 -36:                     $2.60
                  Months 37 -48:                     $2.68
                  Months 49 _60:                     $2.76
                  Months 61 -72:                     $2.84
                  Months 73 -Expiration Date:        $2.93


5.  Tenant's Share.  Tenant's Share with respect to the Phase 1 Space shall be
    ---------------
    appropriately adjusted on the Phase 1 Rent Commencement Date. Effective on the Phase 2 Rent Commencement Date, Tenant's Share is hereby changed to be 48.35%.

6.  Building Systems in Additional Space.  Prior to the Phase 1 Rent
    -------------------------------------
    Commencement Date Landlord shall (a) deliver the roof of the Additional Building in good condition, and (b) cause the following systems (collectively, the "Building Systems") in the Additional Building to be inspected and placed in good working order and repair: (i) electrical, (ii) plumbing, and (iii) heating, ventilating and air-conditioning. If, during the thirty (30) days following the Phase 1 Rent Commencement Date, any of the Building Systems in the Additional Building cease being in good working order and repair, and Tenant gives Landlord written notice of such failure within such thirty (30) days following the Phase 1 Rent Commencement Date, then Landlord shall cause such Building System to be placed in good working condition and repair, at no cost to Tenant. Except for any repairs and maintenance which are the responsibility of Landlord pursuant to the immediately preceding sentence, Tenant shall be responsible for all repairs and maintenance of the Building System in the Additional Building commencing on the thirty-first (31st) day following the Phase 1 Rent Commencement Date.

7.  Security Deposit.  Upon execution of this Agreement Tenant shall deliver to
    -----------------
    Landlord a cash Security Deposit in the amount of $60,270.00 to be held by Landlord in accordance with the provisions of Section 4 of the Lease.

8.  Short Term Subleases.  Notwithstanding any provision contained in Section
    ---------------------
    14.7 of the Lease to the contrary, Tenant shall have the right, subject to the other provisions of Section 14 of the Lease, to sublease at any given time (whether through one or more subleases) up to, but not more than, a total of seventy-five percent (75%) of the entire Additional Space without Landlord having the right to terminate the Lease as it relates to the space proposed to be subleased by Tenant on the conditions that: (a) any such sublease must be entered into during the three (3) year period following the

    Phase 2 Rent Commencement Date, (b) the term of each such sublease shall not exceed three (3) years, and (c) the term of any such sublease shall expire on or before the date which is twelve (12) months prior to the Expiration Date.

9.  Letter of Credit.  Reference is hereby made to Section 35 of the Lease.
    -----------------
    Within fifteen (15) days after the date (the "Market Value Deficiency Date"), if at all, during the Term, that Tenant's market capitalization (determined by multiplying the then current price of the publicly traded common stock as of any given date during the Term times the number of common shares outstanding) is less than $200,000,000.00, in addition to the L/C held by Landlord under Section 35 of the Lease, Tenant shall deliver to Landlord, a second L/C ("L/C #2") with a Face Amount equal to the "Amount Available Under the Letter of Credit" (as defined in the Lease) as of the Market Value Deficiency Date. If Tenant does not deliver L/C # 2 to Landlord within fifteen (15) days after the Market Value Deficiency Date, and such failure continues for ten (10) days after written notice from Landlord to Tenant, then such failure shall constitute an Event of Default under the Lease. Landlord shall hold L/C #2 in accordance with the provisions of
    Section 35 of the Lease. Subject to the provisions and conditions of Section 35 (c) of the Lease, the amount available to be drawn under L/C #2 shall be equal to the amount available to be drawn under the L/C called for in
    Section 35 (c) of the Lease, as such amount may from time-to-time decrease.

10.  Environmental Claims with respect to Additional Space.  The Existing Tenant
     ------------------------------------------------------
     has been occupying the Additional Space under permits (the "Environmental Permits") issued by governmental authorities which allow the Existing Tenant to use certain Hazardous Materials (the "Existing Tenant's Hazardous Materials") in the Additional Space. The Environmental Permits require the Existing Tenant to remove the Existing Tenant's Hazardous Materials from the Additional Space upon expiration or termination of the Existing Tenant's lease. The Existing Tenant has been in the process of removing such Existing Tenant's Hazardous Materials from the Additional Space in accordance with the Environmental Permits. Landlord shall be responsible, to the extent required by applicable Law, and without any cost to Tenant, to remove the Existing Tenant's Hazardous Materials from the Additional Space to the extent not Handled by Tenant.

11.  Monument Sign.  Tenant shall have the right, at Tenant's sole cost and
     --------------
     expense, to install a sign upon the existing monument which is located in front of the Building, subject to Landlord's reasonable approval, and subject to ordinances, regulations and any approval from the City of Redwood City.

12.  Broker.  Landlord shall pay the fee or commission of the brokers, Cornish &
     -------
     Carey Commercial, and Wayne Mascia Associates (the "Brokers") in accordance with Landlord's separate written agreement with the Brokers, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Agreement neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Agreement other than the Brokers.

     Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

13.  Ratification of Lease.  The Lease, as modified by this Agreement, remains
     ----------------------
     in full force and effect, and Landlord and Tenant ratify the same. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.


     If Tenant is a corporation or a partnership, each of the persons executing this Agreement on behalf of Tenant warrants and represents that Tenant is a duly authorized and existing entity that Tenant has full right and authority to enter into this Agreement and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Agreement. Tenant shall provide Landlord, upon request, with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

     Except as herein amended, the Lease remains unchanged and is in full force and effect in accordance with the terms and provisions contained therein.

     This First Amendment is hereby executed and delivered in multiple counterparts, each of which shall have the force and effect of an original.

TENANT:                                      LANDLORD:
PHONE.COM, INC.,                             SEAPORT CENTRE ASSOCIATES, LLC
(formerly know as Unwired Planet, Inc.),     a California limited liability company
a Delaware corporation
                                             By:   CORNERSTONE HOLDINGS, LLC,
                                                   a Delaware limited liability company
By:   /s/ Phone.com, Inc.                          Manager
      ________________________________
Name:  _______________________________
Title: _______________________________             By:    /s/ Cornerstone Holdings, LLC
                                                          _____________________________
                                                   Name:  _____________________________
                                                   Title: _____________________________
By:    _______________________________
Name:  _______________________________
Title: _______________________________

                                   EXHIBIT A
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                           FIRST AMENDMENT TO LEASE
                           DATED AS OF JUNE 17, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                   PHONE.COM, INC., AS TENANT ("AGREEMENT")


                             THE ADDITIONAL SPACE
                             --------------------



                         [Floor plan showing location
                     and configuration of Additional Space
                               to be inserted.]



                                                   INITIALS:

                                                   Landlord   /s/
                                                             ------
                                                   Tenant     /s/
                                                             ------

                                   EXHIBIT B
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                           FIRST AMENDMENT TO LEASE
                           DATED AS OF JUNE 17, 1999
                                    BETWEEN
                 SEAPORT CENTRE ASSOCIATES, LLC, AS LANDLORD,
                                      AND
                   PHONE.COM, INC., AS TENANT ("AGREEMENT")


                              CONSTRUCTION RIDER
                              ------------------

     1.  Tenant Improvements.  Landlord shall with reasonable diligence through
         -------------------
WCP Properties, Inc., dba Commercial Interior Contractors ("CIC") construct and install in the Additional Space the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements"). Tenant acknowledges and agrees that CIC is an affiliate of Landlord. CIC will complete the construction on an open book basis and will competitively bid the major subcontracts (except for those trades in which there will be design-build subcontracts). Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant's Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider.

         1.1. Plans. The Tenant Improvements shall be constructed substantially
              -----
as shown on the conceptual space plan ("Space Plan") for the Additional Space to be prepared by the Space Planner who has been retained by Tenant as the space planner for the Additional Space. The Space Planner shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld. Tenant shall cause the Space Planner to deliver the Space Plan to Landlord by June 28, 1999 for Landlord's approval, which approval shall not be unreasonably withheld. Landlord shall respond to the Space Plan within five (5) Business Days after receipt thereof, specifying any changes or modifications Landlord reasonably requires in the Space Plan. The Space Plan approved by Landlord is the "Approved Space Plan."

         On or before July 28, 1999, Tenant will cause the Space Planner to prepare and deliver to Landlord and Tenant detailed plans and specifications, consistent with the Approved Space Plan, sufficient to permit CIC to construct the Tenant Improvements ("Construction Documents"). Landlord will cause CIC to provide Tenant with a cost estimate (the "First Cost Estimate") for the work shown in the Construction Documents (the "First Construction Documents"). Tenant shall respond to the First Construction Documents and First Cost Estimate within three (3) Business Days after receipt thereof, specifying in detail any changes or modifications Tenant desires in the First Construction Documents. Any changes requested by Tenant to the First Construction Documents must be consistent with the Approved Space Plan. The Space Planner will then revise the First Construction Documents and resubmit them (the "Revised

Construction Documents") to Landlord and Tenant for their approval and Landlord will cause CIC to provide Tenant with a revised cost estimate (the "Revised Cost Estimate"). Tenant shall approve the same within three (3) days after receipt. The Revised Construction Documents and Revised Cost Estimate, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Construction Documents" and "Final Cost Estimate," respectively.

     Additional interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings or design of mill work, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.

         1.2.  Construction.  Upon approval by Landlord and Tenant of the Final
               ------------
Construction Documents and the Final Cost Estimate, Landlord shall cause CIC to proceed with reasonable diligence to Substantially Complete the Tenant Improvements. The Tenant Improvements shall be deemed to be "Substantially Complete" when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list". (The definition of Substantially Complete shall also define the terms "Substantial Completion" and "Substantially Completed.")

     Following Substantial Completion of the Tenant Improvements and before Tenant takes possession of the Additional Space (or as soon thereafter as may be reasonably practicable and in any event within 30 days after Substantial Completion), Landlord and Tenant shall inspect the Additional Space and jointly prepare a "punch list" of agreed items of construction remaining to be completed. Landlord shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate Landlord and Landlord's contractor in completing the items on the punch list.

         1.3. Cost of Tenant Improvements. Landlord shall contribute up to
              ---------------------------
$20.00 per rentable square foot in the Additional Space toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements in the Additional Space. The balance, if any, of the cost of the Tenant Improvements ("Additional Cost"), including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant. Other than any construction fee payable to CIC, Landlord shall not be entitled to any fee for supervision of the construction of Tenant Improvements in the Additional Space. Tenant shall pay CIC 50% of the Additional Cost based upon the Final Cost Estimate prior to the commencement of construction of the Tenant Improvements. The balance of the actual Additional Cost shall be paid by Tenant to CIC upon Substantial Completion of the Tenant Improvements, within thirty (30) days after receipt of Landlord's invoice therefor. Tenant's failure to pay the applicable portions of the Additional Cost to CIC within three (3) Business Days after written demand therefor shall constitute an Event of Default under the Lease. Landlord will use reasonable care in causing CIC to prepare the cost estimates, but they are estimates only and do not limit Tenant's obligation to pay for the actual Additional Cost of the Tenant Improvements, whether or not it exceeds the estimated amounts.

         1.4. Changes. If Tenant requests any change, addition or alteration in
              -------
or to any Final Construction Documents ("Changes") Landlord shall cause the Space Planner to prepare additional Plans implementing such Change. Tenant shall pay the cost of preparing additional Plans. As soon as practicable after the completion of such additional Construction Documents, Landlord shall notify Tenant of the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Tenant fails to approve the Change within such three (3) day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

         1.5. Delays. Tenant shall be responsible for, and shall pay to
              ------
Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant's failure to submit Space Plan or the First Construction Documents by the date specified above, (ii) Tenant's making more than one (1) change to the Space Plan or First Construction Documents, (iii) Tenant's failure to approve any cost estimates within the time periods required herein, (iv) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant,
(v) any Changes, or (vi) any other delay requested or caused by Tenant (collectively, "Tenant Delays").

     2.  Delivery of Additional Space. Upon Substantial Completion of the Tenant
         ----------------------------
Improvements, Landlord shall deliver possession of the Additional Space to Tenant. If Landlord has not Substantially Completed the Tenant Improvements and tendered possession of the Additional Space to Tenant on or before the Scheduled Additional Space Commencement Date specified in the Agreement, or if Landlord is unable for any other reason to deliver possession of the Additional Space to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and this Agreement shall remain in full force and effect unless and until it is terminated under the express provisions of this Paragraph. If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Additional Space shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Additional Space and tendered the Additional Space to Tenant but for such Tenant Delays.

     Notwithstanding the foregoing, if the Phase 2 Commencement Date has not occurred or been deemed to have occurred within six (6) months after the Scheduled Phase 2 Commencement Date, Tenant, by written notice to Landlord given within ten (10) days after the expiration of such six (6) month period, may terminate this Agreement without any liability to either party; provided, however, that if the delay in the Phase 2 Commencement Date is caused by delays of the type described in Section 26 - Force Majeure of the Lease, and if Tenant elects to terminate as provided above, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended or incurred by Landlord for the design, construction and installation of the Tenant Improvements and for brokerage commissions and legal fees in connection with the preparation and negotiation of this Agreement. If Tenant fails to perform any of Tenant's obligations under this Construction Rider within the time periods specified herein, Landlord may, in lieu of terminating this Agreement under the foregoing provisions, treat such failure of performance as an Event of Default under the Lease.

     3.  Access to Additional Space.  Landlord shall allow Tenant and Tenant's
         --------------------------
Representatives to enter the Additional Space prior to the Additional Space Commencement Date to permit Tenant to make the Additional Space ready for its use and occupancy; provided, however, that prior to such entry of the Additional Space, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Section 11.1 - Tenant's Insurance of the Lease, shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours' notice, and Tenant and its Representatives shall not interfere with Landlord or Landlord's contractor in completing the Building or the Tenant Improvements.

     Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Additional Space prior to the Additional Space Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Additional Space by Tenant or its Representatives.

     4.  Ownership of Tenant Improvements.  All Tenant Improvements, whether
         --------------------------------
installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

                                                   INITIALS:

                                                   Landlord   /s/
                                                             ------
                                                   Tenant     /s/
                                                             ------